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                       STRATEGIC INVESTMENT PARTNERS, INC.
                         STRATEGIC INVESTMENT MANAGEMENT
                      STRATEGIC INVESTMENT MANAGEMENT INTL.
                     EMERGING MARKETS INVESTORS CORPORATION
                       EMERGING MARKETS MANAGEMENT, L.L.C.

                          Amended as of August 2, 2000
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                              JOINT CODE OF ETHICS

     Strategic Investment Partners, Inc. ("SIP"), Strategic Investment Management ("SIM"), Strategic Investment Management International ("SIMI"), Emerging Markets Investors Corporation ("EMI") and Emerging Markets Management, L.L.C. ("EMM") (collectively, the "Companies") are committed to providing investment advice with the utmost professional integrity. In addition, as investment advisers, the Companies (as composed of their respective employees) legally are considered fiduciaries of their clients' accounts. This means that all employees of the Companies owe their clients undivided loyalty and must conduct their personal affairs in such a manner as to avoid: (1) serving their own personal interests ahead of the clients' interests; (2) taking advantage of their respective positions; and (3) engaging in any activity that conflicts with the interest of any client.

     Because the Companies are affiliated with each other and share certain personnel and resources, the Boards of Directors of the Companies have adopted this Joint Code of Ethics which is designed primarily to help avoid any potential conflicts that may arise when employees of the Companies trade for their personal securities accounts. The Code sets forth guidelines and restrictions for personal securities trading, including an absolute prohibition against trading on the basis of "inside" (i.e., material, non-public) information.

     Adherence to this Code of Ethics is a condition of your employment. Please direct any questions to the General Counsel, Lourdes M. Lopez-Isa or, in her absence, to another member of the Compliance Committee (defined herein).
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I. DEFINITIONS

     "EMPLOYEE" as used in this Code, includes any director of any of the Companies who is involved in the day-to-day management of any of the Companies, or any officer, senior adviser or other employee (including interns and other temporary employees) of one or more of the Companies. This Code recognizes, however, that different Employees have different responsibilities, different levels of control over investment decision-making for Client accounts, and different levels of access to information about investment decision-making and implementation. In general, those with greater control and greater access face greater potentials for conflicts of interest in their personal investment activities and have more direct duties to Clients. For these purposes, the definition of "Employee" is further divided into Investment Personnel and Management Personnel.

     "INVESTMENT PERSONNEL" includes any director of any of the Companies who is involved in the day-to-day management of any of the Companies, all portfolio managers, all other Employees such as analysts, who provide information and advice to one or more portfolio managers, all those who execute the portfolio managers' decisions (i.e., traders and settlement personnel), and certain additional Employees who have regular access to such information. For your convenience, a list of Employees who are considered Investment Personnel is attached as Exhibit A to this Code; however, the mere fact that an Employee's name is not on this list will not excuse that Employee from compliance with the provisions of this Code that apply to Investment Personnel if he or she falls within the above definition.

     "MANAGEMENT PERSONNEL" includes any Employee who is in a position to control investment decisions on behalf of a Client and certain supervisory employees. For your convenience, a list of Employees who are considered Management Personnel is attached as Exhibit B to this Code; however, the mere fact that an Employee's name is not on this list will not excuse that Employee from compliance with the provisions of this Code that apply to Management Personnel if he or she falls within the above definition.

     "CLIENT" means any managed account for which any of the Companies serves as investment adviser. Because of the affiliation between the Companies, a Client of any one of the Companies shall be considered a Client of all of the Companies for purposes of this Code.

     "COVERED ACCOUNT" means: (1) any Securities account registered to an Employee or a Relative; (2) any account or Securities transaction in which an Employee or Relative has any direct or indirect "Beneficial Ownership" interest;
(3) any account of an Investment Club in which the Employee or Relative participates; and (4) and any account for which the Employee or Relative has the ability to make investment decisions, regardless of whether the Employee or Relative has a Beneficial Ownership interest in that account. "Covered Account" may include, for example, an Employee's or Relative's personal account; any joint or tenant-in-common account in which an Employee or Relative is a participant; any account for which an Employee or Relative acts as trustee, executor or custodian; or any account of any entity controlled directly or indirectly by an Employee or Relative. However, Covered Account does not include a Securities account over which the Employee or Relative has no direct influence or control.

     "RELATIVE" means any relative of an Employee living in the Employee's household.

     "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of
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direct or indirect  Beneficial  Ownership shall apply to all Securities which an
Employee or Relative has or acquires through decisions within his or her control. In general, a person is considered to have "Beneficial Ownership" of a Security - regardless of who is the registered owner -- if the person enjoys economic benefits which are substantially equivalent to ownership through decisions within his or her direct or indirect control. This would include, for example:

1. Securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the Securities are owned individually or jointly;

2.   Securities held in the name of his or her spouse and minor children;

3. Securities held by a trustee, executor or administrator or by custodians, brokers or relatives;

4.   Securities owned by a partnership of which the person is a general partner;

5. Securities held by a corporation which can be regarded as a personal holding company of a person; and

6. Securities recently purchased by a person and awaiting transfer into his or her name.

     "INVESTMENT CLUB" shall mean a group of people who pool their assets in order to make joint investment decisions (except that Investment Club does not include professionally-managed investment companies). The requirements of this Code of Ethics shall apply to the entire pooled vehicle - not just to the Employee's share of the pooled vehicle. Thus, for example, an Employee who participates in an Investment Club is required to preclear and report the trades of the entire pooled vehicle.

     "SECURITY" shall mean any: note; stock; treasury stock; bond; debenture; evidence of indebtedness; certificate of interest or participation in any profit-sharing agreement; transferable share; investment contract; certificate of deposit for a security; depository receipt; put, call, straddle, option, future or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof); put, call, straddle, option or privilege entered into on a securities exchange relating to foreign currency; or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. "Security" includes any interest in any vehicle managed by the Companies or an affiliate. "Security" shall not include: bankers' acceptances; U.S. bank certificates of deposit; commercial paper; securities issued by the Government of the United States; and shares of U.S. registered open-end investment companies (except for shares of country funds or funds for which the Companies or any of their affiliates act as adviser or subadviser).

     "EMERGING MARKETS SECURITY" includes any Security of an issuer in Asia (except for Japan), Latin America (including Central and South America and the Caribbean), Europe (except for Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Liechtenstein, Luxembourg, Monaco, the Netherlands, Norway, Spain, Sweden, Switzerland and the United Kingdom), the Middle East or Africa, or any other Security that would be eligible for purchase or sale on behalf of a Client of EMI or EMM.
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     A Security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     "PURCHASE OR SALE OF A SECURITY" includes among other things, the writing of an option to purchase or sell, or the transfer or assignment of a Security.

     The following persons comprise the "COMPLIANCE COMMITTEE" for purposes of this Code: Hilda Ochoa, Mary Choksi, George Alvarez-Correa, Carol Grefenstette, Felicia Morrow and Lourdes Lopez-Isa.

II.  GUIDELINES FOR PERSONAL INVESTING

A.   RULES APPLICABLE TO ALL EMPLOYEES
1.   SECURITIES BEING CONSIDERED FOR PURCHASE OR SALE BY A CLIENT

     An Employee may not purchase or sell, directly or indirectly for a Covered Account, any Security that, at the time of such purchase or sale, is being considered for purchase or sale for a Client account.

     This prohibition is intended to prevent Employees from engaging in or appearing to engage in "frontrunning" or "scalping": the buying or selling of Securities in a Covered Account, prior to a Client, in order to benefit from any price movement that may be caused by Client transactions. (If an Employee unknowingly purchases or sells a Security for a Covered Account at the same time that the Security is being considered for purchase or sale for a Client account, it shall not constitute a violation of this Code; however, the Employee may be required to disgorge any profits from such purchase or sale.)

     Where trades in a Client account are effected by a subadviser, this prohibition shall apply only if the Employee has actual knowledge that the Security is being considered for purchase or sale for a Client account by such subadviser.

     This exception takes into account that many Employees do not know or have access to information regarding the Securities being considered for purchase or sale by a subadviser. This exception also recognizes that it would be impractical (if not impossible) for the Companies to maintain accurate and current lists of any Securities being considered for purchase for any Client account by all of the subadvisers to Client accounts.

2. BLACKOUT PERIODS FOR TRADING IN THE SAME SECURITY AS A CLIENT AND BAN ON SHORT -TERM TRADING

     Management Personnel may not buy or sell a Security for a Covered Account within (7) calendar days before or after any Client account which that Management Personnel manages trades in that Security.
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     Where  trades  in a Client  account  are  effected  by a  subadviser,  this prohibition shall apply only if the Employee has actual knowledge that the Security is being considered for purchase or sale for a Client account by such subadviser.

     In addition, Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Security within 60 calendar days.

     The blackout period after a Client account trades is designed to allow dissipation of the market effect of the Client's trade before the Employee trades. The blackout period before a Client account trades and the ban on short-term trading profits are aimed at preventing the appearance that an Employee purchased or sold a Security for a Covered Account with the knowledge that the Security was being considered for purchase or sale for a Client account and to discourage active trading which may not inure to the benefit of Clients.

3.   PROHIBITION AGAINST TRADING IN EMERGING MARKETS SECURITIES

     An Employee may not purchase or sell any Emerging Markets Security for a Covered Account; except that an Employee may, subject to all of the requirements of this Code of Ethics, purchase or sell Emerging Markets Securities that are
(1) private equities (i.e., Securities that are not offered to the public and that are purchased or sold in a privately negotiated, off-exchange transactions) or (2) shares of an open-end or closed-end investment company that has a global or regional emerging markets investment mandate (but not a country fund).

     This prohibition recognizes the greater likelihood of a potential conflict of interest given the fact that Emerging Markets Securities tend to be more illiquid than the Securities of established markets. Because the vast majority of Securities purchased or acquired on behalf of Client accounts are Emerging Markets Securities, the prohibition on Employee transactions in Emerging Market Securities significantly reduces the potential for conflicts of interest and the possible appearance of impropriety in connection with Employees' personal Securities transactions.

4.   RESTRICTION ON PURCHASES DURING IPOS

     Investment Personnel may not purchase Securities in an initial public offering ("IPO").

     The purchase of an IPO by Investment Personnel poses at least two potential conflicts of interest: First, the opportunity to invest in an IPO often is highly sought after and available only to a limited number of investors. Consequently, an opportunity to participate in a "hot issue" or other attractive IPO is not likely to be viewed as a random event. It also may create the impression that future investment decisions for Clients were pursued as a form of "compensation" for the opportunity to participate in the IPO instead of because they were in the best interests of Clients. Second, any short-term profits earned by Investment Personnel in an IPO may create at least the appearance that an investment opportunity that should have been available to clients was diverted to the personal benefit of Investment Personnel.
Restricting the purchase of a Security in an IPO will help reduce these potential conflicts.
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5.   PRIOR APPROVAL OF PERSONAL SECURITIES TRANSACTIONS

     Each Employee is required to obtain written approval from Michael Duffy, or in his absence, from a member of the Compliance Committee, before directly or indirectly buying or selling any Security for a Covered Account.

     This procedure is intended to help prevent an inadvertent violation of the prohibition against trading in Securities being considered for purchase or sale by a Client account, the blackout period, the ban on insider trading and other provisions of this Code.

     To request approval for a transaction, an Employee must submit a Trade Authorization Request, attached to this Code as Exhibit C to Michael Duffy or, in his absence, to a member of the Compliance Committee. As part of this approval process, the Employee shall provide notification of any personal conflict of interest relationship that may involve Clients and/or the Companies, such as the existence of any economic relationship between his or her transactions and a Security held or to be acquired by the Companies on behalf of any Client.

     Unless the Security is being considered for purchase or sale by a Client account, the Security is subject to a blackout period, the Companies may have inside information regarding the Security, or the proposed transaction potentially conflicts with another provision of this Code, the request ordinarily will be approved promptly.

     The prior review of acquisitions of a Security in a private placement will take into account, among other factors: (1) whether the investment opportunity should be reserved for a Client account; and (2) whether the investment opportunity is being offered to an Employee by virtue of his or her position with one or more of the Companies.

     Members of the financial press have suggested that emerging companies offer investment personnel the opportunity to participate in private placements in order to get those investment personnel to invest client assets in the company when it later undertakes an IPO. This produces a direct conflict since the client's investment may result in an increase in the value of the company's securities and, thus, an increase in the value of the employee's personal holdings. The Companies recognize that some private placements will not raise such conflicts, however, and that a complete prohibition could restrict legitimate investment opportunities.

     Further, any Employee who has acquired beneficial ownership of an issuer through a private placement must disclose that interest to the General Counsel prior to participating in any decision to recommend or to cause any Client to invest in any Securities of that same issuer.

     This obligation is not extinguished by any subsequent sale of the Securities acquired by the Employee in the private placement or by the fact that the Securities are subsequently registered under the Securities Act of 1933. Once this disclosure is made, a review of the investment decision on behalf of the Client will be undertaken by Employees with no interest in that particular issuer.
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B.   EXEMPT TRANSACTIONS

     The following transactions are specifically exempted from the requirements set forth in Section II.A.2 through Section II.A.5 :

1. purchases and sales of up to $25,000 of Securities listed on a United States securities exchange (excluding Emerging Markets Securities and shares of funds for which the Companies serve as adviser or subadviser) within any six month period; provided, however, that:

o the six-month period is a "rolling period," (i.e., the limit is applicable between any two dates which are six months apart);
o transactions in options, other than options on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the Securities underlying the options; and
o Employees comply with the prohibitions on Insider Trading and the reporting requirements imposed by this Code; **

2.   purchases  or sales  of  exchange  traded  Securities  (excluding  Emerging
     Markets Securities and shares of funds for which the Companies serve as adviser or subadviser) of companies having a market capitalization in excess of $500 million;**

3. purchases or sales of U.S. exchange-traded futures contracts and options on futures contracts (including, but not limited to S&P 500 futures, currency futures and other types of futures regulated by the U.S. Commodity Futures Trading Commission, but excluding futures and options on stocks); **

     The following transactions are specifically exempted from the requirements set forth in Section II.A.1 through II.A.5:

4. purchases, sales, transfers or assignments that are non-volitional on the part of either the Employee, Relative or the Company;

5.   purchases which are part of an automatic dividend reinvestment plan;

6. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or

7. purchases or sales of Securities issued by any U.S. State or municipality or any multinational organization (such as the World Bank) and OECD government bonds (excluding Emerging Markets Securities).

** Note: The exemptions set forth in paragraphs 1, 2, and 3 immediately above shall not apply to Employees who are Vanguard Access Persons. A list of Employees who are considered Vanguard Access Persons is set forth in Exhibit B to this Code.
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III.     OTHER REQUIREMENTS AND RESTRICTIONS

A.   INSIDER TRADING PROHIBITION

     Employees are strictly prohibited from trading either for a Covered Account or the account of any other person (including a Client) on the basis of material, non-public information, or communicating material, non-public information to others in violation of the law.

     In the course of their duties for the Companies, Employees may acquire "material, non-public information," also referred to as "inside information," regarding a company or its securities. Material, non-public information is any information that may influence an investment decision relating to a security, or that may affect an analysis of the value of a security, and that is not generally available to the public. Trading on the basis of material, non-public information - regardless of whether it is for a Client or for a Covered Account -- is a violation of the federal securities laws, punishable by imprisonment and severe fines.

     The Boards of the Companies have adopted an "Insider Trading Policy" that describes more fully what constitutes "insider trading" and the legal penalties for engaging in it. That policy is attached to this Code as Exhibit D. Employees should refer to the Insider Trading Policy (as well as this Code) whenever any question arises regarding what to do if an Employee believes he or she may have material, non-public information.

B.   DIRECTOR OR OFFICER AFFILIATION

     The Companies may not invest, on behalf of a Client, in a Security of an issuer if any director of the Companies involved in the day-to-day management of the Companies has any current affiliation with such issuer (i.e., control or ownership interest greater than 5%) unless:

1. the investment committee has had no prior non-public communications with the affiliated director or officer concerning either the issuer or the purchase of the Security; and

2. following the purchase of any such Security, the affiliated director or officer shall not participate in any discussions, or have any other communications, with the investment committee or non-affiliated directors concerning the issuer or the purchase, sale or holding of any of its Securities;

AND

3. the affiliation is disclosed in the relevant Company's Form ADV and a blanket consent to purchase and sell such Security is obtained from the Client.

This prohibition is not intended to apply to investments in vehicles managed or sponsored by the Companies or any of their affiliates.
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C.   GIFTS

     Employees may not seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to a Client and/or the Companies.

     For the purposes of this provision, the following benefits, favors or gifts from broker-dealers or other persons providing services to a Client and/or the Employee or Companies will not be considered to be in violation of this Code:

o    an occasional meal;

o an occasional ticket to a sporting event, the theater or comparable entertainment, for which the Companies or the Employee will reimburse the host;

o a holiday gift of fruit or other foods, provided, however, that such gift is made available to all members of the recipient's department; or

o any situation in which the cost of returning an occasional gift would exceed its value or where the occasional benefit, favor or gift is of insignificant value (i.e., less than $100).

D.   CONFIDENTIALITY OF CLIENT INFORMATION

     An Employee may not disclose to any person (including another Employee) the Securities activities engaged in or contemplated for any Client account, except to the extent that such disclosure is necessary to, and within the scope of, the performance of such Employee's duties.

     Each Employee is expected to sign a confidentiality agreement with the Companies and renew the agreement annually thereafter. This prohibition is designed to help prevent the disclosure of "inside information" to persons outside the Companies and to minimize the opportunity for actual or apparent violations of this Code by Employees.

E.   SERVICE AS DIRECTOR

     An Employee may not serve on the Board of Directors of any publicly traded company without prior authorization of the General Counsel.

     Any such authorization will be based on a determination that the Board service would not be inconsistent with the interests of the Companies and their Clients.

IV.  EXCEPTIONS

     There may be some circumstances where exceptions to these restrictions will be allowed upon request by an Employee. Any such requests will be fully documented and reviewed on a case-by-case basis by the Compliance Committee. Such request will be granted only upon a determination by the Compliance Committee that the proposed purchase or sale of a Security does not create any actual or apparent conflicts with the interest of any Client.
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V.   EMPLOYEE REPORTING AND CONFIDENTIALITY OF RECORDS

A.   CONFIDENTIALITY OF RECORDS

     All statements of holdings, duplicate trade confirmations, duplicate account statements, and reports required by this Code (as described below) will be held in the strictest confidence by Carol Grefenstette and the General Counsel or her designee, except that Carol Grefenstette or the General Counsel may provide access to any of those materials to the other members of the Compliance Committee and/or the Companies Boards of Directors in order to resolve questions regarding compliance with this Code. Carol Grefenstette or the General Counsel also may provide regulatory authorities access to those materials where required to do so under applicable laws, regulations, or orders of such authorities.

B.   DISCLOSURE OF PERSONAL HOLDINGS

     Within 10 days of commencement of employment and annually thereafter by January 10 of each year, all Employees must submit to the General Counsel (or, in the case of the Directors, to Carol Grefenstette) information on all Securities in Covered Accounts using the Disclosure of Personal Holdings Form attached as Exhibit E.

C.   ANNUAL CERTIFICATION

Each Employee also shall certify annually that:

o he or she has read and understands the Code of Ethics and recognizes that he or she is subject thereto;

o    he or she has complied with the requirements of the Code of Ethics; and

o he or she has reported all personal Securities transactions required to be reported under this Code.

The Annual Certification shall be made on the form attached as Exhibit F.

D.   DUPLICATE COPIES OF BROKER CONFIRMATIONS

     Each Employee must instruct each broker, bank, or other financial institution in which the Employee has a Covered Account to send to the General Counsel or her designee duplicate copies of confirmations of all transactions in such Covered Account(s).

     The transactions reported on the broker confirmations will be reviewed and compared against approved Trade Authorization Requests, and are intended to allow the Companies to ensure the effectiveness of their compliance efforts. In the event that an Employee participates in a direct purchase or dividend reinvestment program designed to facilitate investment in Securities of one or more companies and the bank or other institution that administers the program does not provide transaction-specific confirmations, the Employee must submit to the General Counsel a copy of each account statement received from such bank or other institution within 10 days of receipt.
================================================================================
August 2, 2000

                                       10

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

E.   QUARTERLY REPORTS

     Each Employee must submit quarterly information on any transactions for a Covered Account using the Quarterly Report of Securities Transactions Form attached as Exhibit G.

     Employees are required to report all transactions in a Covered Account, including purchases or sales of shares of any mutual funds for which the Company or any its affiliates is adviser or subadviser. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates. (The definition of Beneficial Ownership in this Code does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability.)

     These disclosures will help ensure that confirmations for all transactions are being sent to the General Counsel or her designee. They also will capture certain investments (e.g., private placements) that are not reflected in traditional broker-dealer accounts.

VI.  COMPLIANCE PROCEDURES AND SANCTIONS

     The General Counsel and the other members of the Compliance Committee will oversee compliance with this Code.

A.   PREVENTION OF VIOLATIONS

To prevent violations of this Code and of the Insider Trading Policy:

     Michael Duffy or, in his absence, a member of the Compliance Committee, will accept and review Trade Authorization Requests and either grant or deny such requests promptly.

The General Counsel or her designee will:

o    Answer questions regarding this Code and the Insider Trading Policy;
o Review all trading activity reports filed by each Employee and coordinate the review with Michael Duffy and the members of the Compliance Committee as may be appropriate;
o Promptly, upon learning of a significant violation of this Code or of the Insider Trading Policy, prepare a written report to the other members of the Compliance Committee providing full details and recommendations for further action.

The Compliance Committee will:

o Resolve issues of whether information received by an Employee is material and non-public;
================================================================================
August 2, 2000

                                       11

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

o Review on a regular basis and update as necessary this Code and the Insider Trading Policy; and
o Upon a determination that an Employee has violated this Code or the Insider Trading Policy, determine appropriate sanctions and take any action necessary to prevent further violations.

B.   SANCTIONS

     Upon discovering a violation of this Code, the Compliance Committee may impose such sanctions as it deems appropriate, including, but not limited to: requiring the Employee to disgorge any profits realized as a result of the violation; prohibiting the Employee from selling any Security the purchase of which constituted a violation of this Code for a period of six (6) months after such purchase; placing a letter of censure in the Employee's personnel file; or suspension or termination of the Employee. Any profits required to be disgorged shall be paid over to the affected Client(s) or to a charitable organization of the Companies' choosing.

C.   REVIEW BY THE BOARDS OF DIRECTORS

     The General Counsel shall prepare an annual report relating to this Code of Ethics to the Companies' Boards of Directors. Such annual report shall:

o Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year.
o Identify any violations requiring significant remedial action during the past year; and
o Identify any recommended changes in the existing restrictions or procedures based upon the Company's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.
================================================================================
August 2, 2000

                                       12


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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

                                 ACKNOWLEDGEMENT

     I hereby acknowledge receipt of the Companies' Code of Ethics and Insider Trading Policy and I certify that I have read and agree to abide by these documents. I also confirm that I have instructed all brokerage houses where I maintain a Covered Account to supply duplicate copies of my confirmation statements to the General Counsel or her designee. I hereby certify that I have never been found civilly liable for or criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority.

Date: _______________                 Name: ____________________________________

                                      Signature: _______________________________

================================================================================
August 2, 2000

                                       13

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

                                    EXHIBIT A

                         LIST OF "INVESTMENT PERSONNEL"

The following Employees are considered Investment Personnel for purposes of the Companies' Code of Ethics:

Adriano,  Christopher
Alvarez-Correa,  George
Atta,  Sharif
Beauchamp,  Laura
Bendickson, Eric
Bhattacharjee, Arindam
Bielinski, Agnes
Bonello, Laurie
Choksi, Mary
Cidrof,  Dobrinka
Cooper,  Leisa
Danielski,  Paige
DiTieri,  John
Dravin, Brielle
Duffy, Michael
Fitzgerald,  Lorna
Fortlage, Kurt
Franz, Katy
Gabriel, K. Georg
Gardner,  Danny
Gonzales-Burdin,  Dianna
Grefenstette,  Carol
Grossfield, Kenneth
Gurevich,  Vladimir
Guzman, Katiana
Holland, Bernie
Horn, Martin
Jarvis, Mark
Kramer,  Paul
Laxa,  John
Lopez-Isa,  Lourdes
Lord,  Leigh Anne
Lun, Rita
Machata, Justin
Menichella, Danielle
Morrow, Felicia
Murray, Tina
Niepold, John
Ochoa, Hilda
Odinec, Ernest
Odumosu, Adenike
Peixoto, Clecius
Rose, Kendall
Schmidt, Kiyoko
Schultz, Karin
Schwanbeck, Mark
Schwartz, Louis
Sullivan, Judith
Trofimenko, Peter
van Agtmael, Antoine
Watson, Jerry
Williams, Jacqueline
Williams, Shalita
Wilson, Geoff
Wise, Yvonne
Worsley, William
Zucosky, Thomas

NOTE: "Investment Personnel" also includes any intern or other temporary employee hired by one or more of the Companies.
================================================================================
August 2, 2000

                                       14

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

                                    EXHIBIT B

                         LIST OF "MANAGEMENT PERSONNEL"

The following Employees are considered Management Personnel for purposes of the Companies' Code of Ethics:

Alvarez-Correa,  George
Bendickson, Eric
Bhattacharjee,  Arindam
Bonello, Laurie
Choksi,  Mary
Cidrof,  Dobrinka
Duffy,  Michael
Franz,  Karen
Gabriel,  K. Georg
Gonzales-Burdin,  Dianna
Grefenstette,  Carol
Grossfield,  Kenneth
Horn, Martin
Kramer, Paul
Lopez-Isa,  Lourdes
Lun, Rita
Morrow,  Felicia
Niepold, John
Ochoa, Hilda
Rose,  Kendall
Schwanbeck,  Mark
Trofimenko,  Peter
van Agtmael,  Antoine
Worsley, William
Zucosky, Thomas

                        LIST OF "VANGUARD ACCESS PERSONS"

Bendickson, Eric
Choksi, Mary
Duffy, Michael
Grefenstette, Carol
Grossfield, Kenneth
Gurevich, Vladimir
Lopez-Isa, Lourdes
Wilson, Geoff
================================================================================
February 23, 2001

                                       15

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

                                    EXHIBIT C

                           TRADE AUTHORIZATION REQUEST

Name: _______________________

Date: ________________________

TRANSACTION INFORMATION

o    Please check one: Purchase ______ Sale _______

o    Company Name: ___________________________

o    Security:__________________________________

o    Amount: _____________ Approximate Price Per Share: __________

o    Recommended by (if applicable): _____________________________

ACCOUNT INFORMATION

o    Please check one: Cash _______ Margin ________

o    Account Name: _____________________________

o    Account Number: ____________________________

Employee Representation and Signature

     To the best of my knowledge, the above-described transaction is consistent with the Companies' Code of Ethics and Insider Trading Policy.

-------------------------------------------          ---------------
Employee Signature                                   Date

AUTHORIZED BY:

Name: ____________________________________           Date: ___________

Signature: _________________________________

This authorization is valid until the close of the business day following the date of approval.
================================================================================
February 23, 2001

                                       16

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

                                    EXHIBIT D

                             INSIDER TRADING POLICY

I.   GENERAL PRINCIPLES

     It is the policy of the Companies that no Employee may: (i) trade for any account (including, but not limited to, a Covered Account or the account of any Client) on the basis of material non-public information, or (ii) communicate material non-public information to others in violation of the law - conduct that is commonly called "insider trading." This policy extends to activities both within and outside of an Employee's respective duties with the Companies. Each Employee must read this policy statement and acknowledge his or her understanding of it. Terms used in this policy but not defined will have the same meanings given them in the Companies' Joint Code of Ethics.

     The elements of insider trading and the penalties for it are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the General Counsel or, in her absence, the Compliance Officer.

II.  DEFINITION OF MATERIAL NON-PUBLIC INFORMATION

     Only information that is both "material" and "non-public" falls within the prohibition against insider trading.

A.   MEANING OF "MATERIAL"

     Information is "material" if it is likely to be viewed by a reasonable investor as important in making a decision to buy, hold, or sell a security or if its disclosure is likely to have an effect on the value of a security. Information may be material even if it relates to speculative or contingent events. Information that is material to a decision to trade a security also is likely to be material to a decision to trade related derivatives.

B.   MEANING OF "NON-PUBLIC"

     Information should be considered "non-public" when it has not been disseminated publicly by means such as a press release carried over a major news service, an article in a major news publication, materials communicated to potential investors or customers, materials available from public disclosure services, or a public filing made with a regulatory agency.

C.   EXAMPLES

     Material, non-public information can come from Employees as well as from persons outside the Companies. Examples of information that, depending on the circumstances, may be material and non-public include, without limitation:

o undisclosed financial information (e.g., company earnings information or estimates, fund performance, a change in dividend policy, liquidity problems or changed projections, significant litigation or developments for which reserves might be taken);
================================================================================
February 23, 2001

                                       17

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

o undisclosed operating developments (e.g., new products or natural resource discoveries, changes in business operations or extraordinary management developments, large increases or decreases in orders, or potential governmental or regulatory developments);
o proposed business activities (e.g., mergers, acquisitions, sales or divestitures of substantial assets, restructuring, other market-sensitive transactions involving a fund or company, major investments, refinancing or extraordinary borrowings or, in certain circumstances, the mere retention of an investment bank);
o    a forthcoming change in rating by a well-known research analyst;
o undisclosed events or problems that could affect the NAV or performance of a fund; and
o even a pending order or decision to purchase or sell securities by a fund or Client.

Material, non-public information may include "tips" received directly or indirectly from corporate insiders whether or not in the context of a Client relationship.

     However, information disclosed by an issuer to an Employee because a Client is a major shareholder or because an Analyst or Portfolio Manager has asked for it generally will not be considered material non-public information unless there is any reason to believe that the information: (i) would not be furnished to other shareholders, analysts or other portfolio managers who asked for it; (ii) was otherwise disclosed improperly or without the authorization of the issuer; or (iii) was provided with the expectation that it would be maintained in confidence. Observations or judgments about a company made by a portfolio manager or analyst based on a company visit generally will not be considered material non-public information unless such observations or judgments are based on information of the kind outlined in (i), (ii) or (iii) above.

D.   SPECIAL CONSIDERATIONS FOR EMERGING MARKETS INFORMATION

     The Companies are aware that, unlike in the U.S. and other developed markets where most material information regarding a company is routinely disseminated to the public, the bulk of material information regarding companies in many emerging markets may not be disseminated regularly to the public. In many cases, such information is not disseminated to the public either because it is not local practice (or companies are not legally required) to make routine company information widely available and/or there are few or no vehicles or channels (e.g., financial publications such as The Wall Street Journal) available to disseminate such information. The Companies take the position that the mere fact that material information about an emerging markets company is not regularly disseminated to the public does not necessarily mean that Employees are prohibited from trading on such information for Client accounts. However, Employees are required to take the following steps to determine whether it is appropriate to trade on the basis of such information:
================================================================================
February 23, 2001

                                       18

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

o An Employee with material information regarding an emerging markets company should make a reasonable effort to determine whether such information has been disseminated to the public. If the information has been made available in at least one publication of general circulation or another widely available document, the Employee generally may trade on the basis of such information without further analysis.
o If the Employee determines that such information has not been disseminated widely, the Employee should determine why such information has not been publicly disseminated. If the information has not been disseminated or made available to the general public solely because it is not required by law or by local practice or because there are few means of distributing such information widely, the Employee generally made trade on such information provided that the information: (i) would be furnished to other shareholders, analysts or portfolio managers who asked for it; (ii) was not disclosed improperly or without the authorization of the issuer; and (iii) was not provided with the expectation that it would be maintained in confidence. If the information has not been disseminated to the public for reasons other than the ones set forth above, or if the information does not meet the requirements of (i) , (ii) and (iii), the Employee may not trade on the basis of such information.
o    If  the  Employee  has  any  doubts  about  why  the  information  was  not disseminated publicly or about whether the information meets the requirements of (i), (ii) and (iii) above, the Employee should consult with the General Counsel or, in her absence, with theCompliance Officer before trading on the basis of such information or communicating such information to another Employee or person outside the Companies (please refer to the procedures in Section IV below).

     III. PENALTIES FOR INSIDER TRADING

     The legal penalties for trading on or communicating material non-public information are severe. An Employee (and in some cases the Companies) can be subject to some or all of the penalties below, even if the Employee or the Companies do not benefit from the violation. Penalties include:

     o    civil injunctions;
     o damages in a civil suit as much as three times the amount of actual damages suffered by other buyers or sellers;
     o    disgorgement of profits;
     o    jail sentences;
     o fines for the person who committed the violation of up to three times the profit gained or loss avoided; and/or
================================================================================
February 23, 2001

                                       19

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

     o    prohibition from employment in the securities industry.

     In addition, any violation of this Policy can be expected to result in serious disciplinary measures by the Companies, including termination of employment.

     IV.  PROCEDURES TO IMPLEMENT THE INSIDER TRADING POLICY

     The following procedures are intended to help Employees avoid insider trading and to aid the Companies in preventing, detecting and punishing insider trading. Every Employee of the Companies must follow these procedures or risk the penalties described in Section III above. If you have any questions about these procedures, you should consult the General Counsel or, in her absence, theCompliance Officer.

     A.   IDENTIFYING INSIDER INFORMATION

     Any time you think that you may have inside information about a company, before you can place any trade in that company's securities, either for a Covered Account or for others (including a Client) and before you advise anyone to trade in that company's securities, ask yourself the following questions:

     o Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is it information that would substantially affect the market price of the securities if it were generally disclosed?
     o Is the information nonpublic? To whom has this information been provided? Has it been effectively communicated to the marketplace by appearing in publications of general circulation? (For emerging markets information only: If applicable, why hasn't this information been disseminated widely?)

     If after asking these questions (and considering the explanations of material non-public information in Part II of this Policy), you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

     o Report the matter immediately to the General Counsel or, in her absence, to the Compliance Officer.
     o Do not purchase or sell the securities on behalf of a Covered Account or others (including a Client).
     o Do not communicate the information inside or outside the Companies, other than to the General Counsel or, in her absence, to the Compliance Officer.
     o After the General Counsel, or, in her absence, the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibition against trading and communication, or you will be allowed to trade and communicate the information.
================================================================================
February 23, 2001

                                       20

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

     B.   PREVENTION OF INSIDER TRADING

To prevent insider trading the Compliance Committee will:

     o Resolve issues of whether information received by an Employee is material and non-public;
     o    Review on a regular basis and update as necessary this Policy;
     o When it has been determined that an Employee has material non-public information:
     o    Implement  measures to prevent the  dissemination of such information;
          and
     o    If  necessary,   restrict  Employees  from  trading  in  the  relevant
          security.

     C.   DETECTION OF INSIDER TRADING

     To detect insider trading, the General Counsel or her designee will, on a quarterly basis:

     o Review all Quarterly Reports of Securities Transactions filed by each Employee within a reasonable period of time after submission;
     o If necessary, coordinate the review of such reports with other members of the Compliance Committee; and
     o Be available to answer questions regarding or arising under this Policy.

     In addition, upon learning of a significant violation of this Policy, the General Counsel will prepare a report to the Compliance Committee providing full details and recommendations for further action.

     D.   RECORDKEEPING

The General Counsel will maintain the following materials:

     o    A copy of this Policy; and
     o A record of any violation of this Policy for the most recent five (5) years and a record of actions taken in response.
================================================================================
February 23, 2001

                                       21

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

                                    EXHIBIT E

                         DISCLOSURE OF PERSONAL HOLDINGS

     This form is to be submitted by all Employees within 10 days of commencement of employment and annually thereafter (within 10 days of the end of the year) .

     I hereby certify that the following is a complete list of the Securities in which I have a direct or indirect beneficial ownership:

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     SECURITY            COST            NO. OF SHARES         BROKERAGE ACCOUNT
     (FULL NAME)

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Date: _______________                 Name: ____________________________________

                                      Signature: _______________________________

================================================================================
February 23, 2001

                                       22

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

                                    EXHIBIT F

                              ANNUAL CERTIFICATION

     I hereby certify that I have read and complied with the Companies' Code of Ethics and Insider Trading Policy for the year ending December 31, ______ (or for such time as I have been employed by the Companies, if less than one year). I also confirm that, during this period, I instructed all brokerage houses where I maintained any Covered Account to supply duplicate copies of my confirmation statements to the Companies, Attn: General Counsel; and that I reported all personal Securities transactions required to be reported under the Companies' Code of Ethics.



Date: _______________               Name: _________________________________

                                    Signature: ______________________________
================================================================================
February 23, 2001

                                       23

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                          SIP o SIM o SIMI o EMI o EMM
                              Joint Code of Ethics
================================================================================

                                    EXHIBIT G

                   QUARTERLY REPORT OF SECURITIES TRANSACTIONS

     The following is a record of all Securities transactions during the quarter ended ___________ in any Covered Account. (This form is to be submitted to the General Counsel or her designee by all Employees no later than 10 days after the end of every calendar quarter.)



NAME/                 NUMBER OF       DATE OF      PRICE AT      IS THE MARKET        PURCHASE      BROKER-DEALER
DESCRIPTION OF        SHARES OR       TRANS-       WHICH         CAPITALIZATION OF    OR  SALE      OR BANK
SECURITY              PRINCIPAL       ACTION       EFFECTED      COMPANY ON DATE OF
                      AMOUNT                                     PURCHASE/SALE
                                                                 OVER OR UNDER $500
                                                                 MILLION)?

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


I hereby certify that I did not purchase any Emerging Markets Security (other than as permitted by Section II.A.3 of the Code of Ethics) and that I did not purchase any Security in an initial public offering during the quarter covered by this report.

Date: _______________               Name: ______________________________________

                                    Signature: _________________________________


================================================================================
February 23, 2001